UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Recreation Park Drive, Unit 108

Hingham, Massachusetts 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into a Material Definitive Agreement

On January 4, 2018, Microbot Medical Ltd. (“Microbot”), a wholly-owned subsidiary of Microbot Medical, Inc. (the “Registrant”), entered into an agreement (the “Agreement”) with CardioSert Ltd., a company formed under the laws of Israel (CardioSert”), to acquire certain patent-protected technology owned by CardioSert (the “Technology”). With the closing of the acquisition expected in April 2018, CadioSerts’ issued U.S. patent and three patent applications pending worldwide will be added to Microbot’s patent portfolio which will then have a patent portfolio of 25 issued/allowed patents and 15 patent applications pending worldwide. The Registrant believes that the Technology, when added to the Registrant’s existing robotic capabilities, will be consistent with the Registrant’s strategy to develop micro-robotic technologies for surgeries utilizing the natural and artificial lumens in the human body and to expand and enhance the Registrant’s intellectual property portfolio and allow it to enter adjacent medical spaces and applications.

Pursuant to the Agreement, Microbot made an initial payment of $50,000 to CardioSert, and has 90-days to complete the acquisition. At the end of the 90-day period, at Microbot’s sole option, CardioSert shall assign and transfer the Technology to Microbot and Microbot shall:

●	Pay CardioSert $250,000;

●	Cause the issuance to CardioSert of 100,000 restricted shares of common stock of the Registrant, subject to a 12 month lockup from the date of issuance; and

●	Make future earn-out payments as follows:

●	For Type 1 Products (as defined in the Agreement), 10% of Net Sales (as defined in the Agreement), until the aggregate paid or deemed to be paid to CardioSert is equal to $300,000 and 7% of Net Sales thereafter; and

●	For Type 2 Products (as defined in the Agreement), 5% of Net Sales, until the aggregate paid or deemed to be paid to CardioSert is equal to $300,000 and 3% of Net Sales thereafter.

In no event shall the earn-out exceed 50% of Net Profit (as defined in the Agreement), provided that in any event the earn-out payments will cover the payments to be made by Microbot to the Israel National Technological Innovation Authority (formerly known as the Office of the Chief Scientist of the Ministry of Economy).

Microbot shall be permitted to grant licenses for the purpose of commercialization of the Type 1 Products or the Type 2 Products, in which case CardioSert shall be entitled to receive either (a) earn-out payments with respect to the sales of such products by the licensee, or (b) 15%-50% of any consideration received by Microbot under such license.

CardioSert’s right to receive earn-out payments shall continue until the later of (a) the date of expiration and/or invalidation of the last of the patents being purchased by Microbot or (b) ten years from the date of the first commercial sale of a product on a country-by-country and on a product-by-product basis.

CardioSert shall further be entitled to the following milestone payments:

●	For Type 1 Products, $150,000 upon the first successful animal trials, and $300,000 (which may be paid in common stock of the Registrant upon certain conditions) upon FDA approval.

●	For Type 2 Products, $150,000 upon the first successful animal trials, and $300,000 (which may be paid in common stock of the Registrant upon certain conditions) upon FDA approval.

CardioSert shall have the option to receive 15% of the consideration received by Microbot upon a sale of the Technology if CardioSert agrees to waive its right to have any such acquiror assume CardioSert’s rights and obligations under the Agreement.

The Agreement may be terminated by Microbot at any time during the 90-day pre-closing period, and otherwise for convenience upon 90-days notice. The Agreement may be terminated by CardioSert in case the first commercial sale does not occur by the third anniversary of the date of signing of the Agreement except in the event that Microbot has invested more than $2,000,000 in certain development stages, or the first commercial sale does not occur within 50 months. In each of the above termination events, or in case of breach by Microbot, CardioSert shall have the right to buy back the Technology from Microbot for $1.00, upon 60 days prior written notice, but only 1 year after such termination. Additionally, the Agreement may be terminated by either party upon breach of the other (subject to cure).

CardioSert agreed to assist Microbot in the development of the Technology for a minimum of one year, for a monthly consultation fee of NIS40,000 covering up to 60 consulting hours per month.

During the term of the agreement and for an additional period of three years thereafter, each of the Founders (as defined in the Agreement) and CardioSert agree not to develop, sell, market, design or manufacture product or any part thereof which compete either directly or indirectly with the Type 1 Product and/or which embody the Invention (as defined in the Agreement) nor assist any third party in doing so. Microbot agreed, if applicable, for the one year period following Microbot’s decision not to exercise the option or during the period of six months following the exercise of the buy-back right, not to internally develop a competing product.

Each party to the Agreement made customary representations and warranties to the other, and each agreed to indemnify the other for losses resulting from any gross negligence, willful misconduct of or a breach of the representations and/or warranty given by the indemnifying party under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein only to provide investors with information regarding the terms of the Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 8.01	Other Events

The Registrant issued a press release on January 8, 2017 in connection with the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated as of January 4, 2018, by and between CardioSert Ltd. and Microbot Medical Ltd.

99.1	Press Release dated January 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	President, CEO and Chairman

Date: January 8, 2018